77E Legal Proceedings

I	Vogeler v. Columbia Acorn Trust, et al., No. 03 L 1550,
Circuit Court, Third Judicial Circuit, Madison County, Ill.
      On November 13, 2003, the above-captioned lawsuit was filed against Columbia Acorn Trust ("CAT") and Columbia Wanger
Asset Management, L.P. ("CWAM"), in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois ("Madison County"), seeking certification of a plaintiff class consisting of all persons in the United States who held shares in Columbia Acorn International ("Acorn International") for a period of more than 14 days during the five years prior to and through the filing of the lawsuit.
      The Vogeler complaint is pleaded in two counts and alleges, in summary, that CWAM and CAT exposed long-term shareholders of Acorn International to trading by market timers by allegedly:
(a) failing to properly evaluate daily whether a significant event affecting the value of Acorn International's portfolio securities had occurred after foreign markets had closed but before the calculation of Acorn International's net asset value ("NAV"); (b) failing to implement Acorn International's portfolio valuation and share pricing policies and procedures; (c) allowing portfolio valuation and share pricing policies and procedures that benefited market timers at the expense of long-term shareholders;
and (d) failing to know and implement applicable rules and regulations concerning the calculation of NAV. Count I of the Complaint alleges that the defendants breached duties of care owed to Acorn International shareholders, and Count II alleges that the asserted breaches were willful and wanton. Both counts of the Complaint seek unspecified compensatory and punitive damages, prejudgment interest, costs and attorneys' fees.

      On December 12, 2003, the defendants removed the Vogeler case to the United States District Court for the Southern District of Illinois, Case No. 03-cv-843. On February 12, 2004, the federal district court remanded the case back to the Illinois state court in Madison County.  The defendants filed a timely appeal of the remand order.
      On April 5, 2005 the United States Court of Appeals for
the Seventh Circuit (the "Seventh Circuit") issued an Opinion in several "fair value pricing" cases, including Vogeler. The Seventh Circuit reversed the federal district courts' remand of those cases to state court, holding that the plaintiffs' state law claims were preempted by federal law under the Securities Litigation Uniform Standards Act of 1998 ("SLUSA"). The Seventh Circuit remanded the cases, including Vogeler, to the district courts with instructions to "undo" the remand orders and dismiss the plaintiffs' complaints with prejudice. Plaintiffs subsequently filed a motion with the district court to amend the Vogeler complaint to "plead around" the Seventh Circuit's federal preemption ruling. However, consistent with the mandate, the federal district court denied plaintiffs' motion to amend and dismissed the Vogeler complaint with prejudice.
      Plaintiffs then filed a writ of certiorari with the United States Supreme Court seeking to appeal the Seventh Circuit's decision. The writ challenged whether the district court's remand of the case to state court was reviewable by the Seventh Circuit on appeal (the "jurisdictional issue") and whether plaintiffs' claims were federally preempted under SLUSA because they alleged misconduct "in connection with the purchase or sale of securities" (the "substantive issue"). The Seventh Circuit's decision of
SLUSA preclusion created a conflict with the Second Circuit's decision in Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Dabit ("Dabit").
     On January 6, 2006, the Supreme Court granted review of
the appellate jurisdiction issue and, given the pendency of the Dabit appeal, held the appeal of the substantive SLVSA preclusion issue. On June 15, 2006, the Supreme Court held that the Seventh Circuit did not have appellate jurisdiction to review the district court's remand order, and remanded the case to the Seventh Circuit which, in turn, dismissed the appeals and remanded the case to state court.
      The parties have entered into an agreement in principle
to settle all claims against the Columbia Defendants, including
CAT and CWAM, which must be approved by the Court. The terms and provisions of the proposed agreement are confidential. In light of the agreement in principle, the state court has stayed all
proceedings in the Vogeler case.  II	Cohen v. FleetBoston
Financial Corporation, et al., No. 04-cv-11704, U.S. Dist. Ct. Mass.; Osburn v. FleetBoston Financial Corporation, et al.,
No. 04-cv-11750, U.S. Dist. Ct. Mass.; Simmonds, et al. v. FleetBoston Financial Corporation, et al., No. 04-cv-11953,
U.S. Dist. Ct. Mass.; Slicker v. FleetBoston Financial
Corporation, et al., No. 04-cv-11760, U.S. Dist. Ct. Mass.
      Four lawsuits filed in the United States District Court
for the District of Massachusetts are hybrid class and
derivative actions naming, among others, the various series
of CAT (the "Funds") as "nominal defendants," and the CAT
Trustees as defendants.  Those cases were later consolidated in the Massachusetts federal district court under the caption In re: Columbia Entities Litigation, Case No. 04-cv-11704, and a consolidated amended complaint was filed. The consolidated amended complaint alleges that the various investment advisers within Columbia Management Group utilized Fund assets to pay broker-dealers to recommend and sell the Funds in preference to other mutual funds, thereby increasing the assets under management and resultant fees to CWAM and affiliated advisors.
      The class claims assert violations of Sections 34(a),
36(a), 36(b) and 48(a) of the Investment Company Act of 1940 ("ICA"), and for common law breach of fiduciary duty and unjust enrichment. The derivative claim alleges a violation of Sections 206 and 215 of the Investment Advisers Act of 1940 ("IAA"). Plaintiffs seek recovery of compensatory and punitive damages, rescission of CWAM's contract with the Funds and
recovery of all fees paid to CWAM by the Funds, as well as attorneys' fees and costs.
      Defendants filed a motion to dismiss the consolidated
amended compliant.  On November 30, 2005, the federal district court granted the motion and dismissed all the claims. Plaintiffs timely filed a notice of appeal to the United States Court of Appeals for the First Circuit on December 29, 2005. While the appeal to the First Circuit was pending, the parties reached an agreement in principle to settle all claims against the Columbia defendants, including the Funds and the CAT trustees, which must be approved by the Court.  The terms and provisions of
the proposed agreement are confidential.
III	In re: Mutual Funds Investment Litigation, No.
04-MDL-1586; U.S. Dist. Ct. Md. Commencing in late 2003, several class action and derivative lawsuits were filed in federal district courts naming, among others, CAT and the Trustees of
CAT, challenging the existence of consensual market timing arrangements, frequent trading and late trading. In September
2003, motions were filed by various mutual fund defendants
seeking to centralize or consolidate all actions filed in
federal district courts involving market timing-related
allegations into one multidistrict ("MDL") proceeding.  On
February 20, 2004, an Order was entered transferring all
federal district court cases involving market timing-related allegations to the United States District Court for the
District of Maryland.
      On September 29, 2004, plaintiffs in the class
action track filed a consolidated amended class action
complaint in the Multi-District Litigation styled Dukes,
et al. v. Columbia Acorn Funds, et al., Case No. 04-cv-01763,
which names as defendants CAT, and Ralph Wanger and Charles
McQuaid as interested Trustees of CAT.  The independent CAT
Trustees are not named as defendants (although certain
independent trustees of the Columbia Funds trusts are named).
Also on September 29, 2004, plaintiffs in the derivative
actions brought on behalf of shareholders in numerous fund
complexes filed a consolidated amended derivative action
complaint styled Slaybe, et al. v. Columbia Management
Advisers, Inc., et al., Case No. 04-cv-1768, which names
CAT and Columbia Acorn Fund as "nominal defendants" and the
ten CAT Trustees as defendants.  Judge J. Frederick Motz is
assigned to the Columbia track.  Defendants filed motions to dismiss the consolidated amended class action and derivative action complaints.  Ultimately, Judge Motz issued Orders
dismissing all claims against the Funds and the
independent trustees.
      As indicated in Section I above, the parties have
entered into an agreement in principle to settle all claims
against the Columbia Defendants, including the Funds and the
CAT Trustees, which must be approved by the Court.  The terms and provisions of the proposed agreement are confidential.
In light of the agreement in principle, Judge Motz has stayed these proceedings against
the Columbia Defendants.
IV	Delaventura v. Columbia Acorn Trust, et al.,
Superior Court, Commonwealth of Mass., Case No. 05-1093
      On March 21, 2005, a one-count breach of contract class action complaint was filed against several of the Columbia Registrants, including CAT, seeking to rescind the Contingent Deferred Sales Charges assessed upon redemption of Class B shares of Columbia mutual funds due to the alleged market timing "misconduct" of defendants. The Trustees are not named as defendants. In addition to the rescission of sales charges, plaintiffs seek recovery of actual damages, attorneys' fees and costs.
      On April 20, 2005, the defendants removed the case to the United States District Court for the District of Massachusetts. CAT was voluntarily dismissed from the complaint by plaintiffs.
      As discussed in preceding sections, the parties entered into an agreement in principle to settle all claims against the Columbia defendants, including the Deleventue case, subject to approval by the Court. The terms and provisions of the proposed agreement are confidential and the litigation has been stayed.


6

813622/D/1 2/26/2007 11:25 AM
Exhibit 77E
813622/D/1 2/26/2007 11:25 AM




77Q1
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

       Columbia Acorn Trust, a Massachusetts business
trust registered under the Investment Company Act of 1940
(the "1940 Act") as an open-end diversified management
investment company ("Columbia Acorn"), and Columbia Wanger
Asset Management, L.P., a Delaware limited partnership
registered under the Investment Advisers Act of 1940 as
an investment adviser ("Columbia WAM"), agree that:
       1.	Engagement of Columbia WAM.  The Board of
Trustees of Columbia Acorn, including a majority of
independent trustees, on behalf of Columbia Acorn, appoints Columbia WAM to furnish investment advisory and other services to Columbia Acorn for its series designated
Columbia Acorn Fund, Columbia Acorn International, Columbia
Acorn USA, Columbia Acorn Select, Columbia Acorn
International Select and Columbia Thermostat Fund (each, a
"Fund," and collectively, the "Funds"), and Columbia WAM
accepts that appointment, for the period and on the terms
set forth in this agreement.
       If Columbia Acorn establishes one or more series in
addition to the Funds named above with respect to which it
desires to retain Columbia WAM as investment adviser
hereunder, and if Columbia WAM is willing to provide such
services under this agreement, Columbia Acorn and Columbia
WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Columbia
WAM by Columbia Acorn with respect to such series and such
other modifications of the terms of this agreement with
respect to such series as Columbia Acorn and Columbia WAM
may agree.  Upon execution of such a supplement by Columbia
Acorn and Columbia WAM, that series will become a Fund
hereunder and shall be subject to the provisions of this
agreement to the same extent as the Funds named above,
except as modified by the supplement.
       2.	Services of Columbia WAM.
(a)	(i)  Investment Management.  Subject to the overall
supervision and control of Columbia Acorn's board of trustees
(the "Board"), Columbia WAM shall have supervisory
responsibility for the general management and investment
of the Funds' assets and will endeavor to preserve the
autonomy of Columbia Acorn. Columbia WAM will remain a wholly-owned subsidiary of Columbia Management Group, Inc.
("CMG") (or its successor) as a Chicago-based management firm. Columbia WAM shall comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code applicable to the Funds as regulated investment companies,
the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Funds in
Columbia Acorn's agreement and declaration of trust, bylaws, and registration statements under the 1940 Act and the
Securities Act of 1933 (the "1933 Act"), and policy
decisions and procedures adopted by the Board from time to
time.
	(ii)  Investment Operations.  Columbia WAM will
maintain the investment philosophy and research that the Chicago-based management deems appropriate; its research activities will be separate and dedicated solely to Columbia
WAM and it will maintain its own domestic and international
trading activities.  Columbia WAM will use its best efforts
to maintain information systems that will provide timely and uninterrupted operating information and data consistent with all regulatory and compliance requirements. The Chicago -based management will have the responsibility and considerable latitude to recruit and compensate (on a
competitive basis) investment management personnel and to
control travel budgets for analysts consistent with its
operational and strategic plans while subject to the approval of the management of CMG.
       (iii)  Brokerage.  Columbia WAM is authorized to
make the decisions to buy and sell securities and other
assets for the Funds, to place the Funds' portfolio
transactions with broker-dealers, and to negotiate the
terms of such transactions including brokerage commissions
on brokerage transactions, on behalf of the Funds.  Columbia
WAM is authorized to exercise discretion within the Funds'
policy concerning allocation of its portfolio brokerage,
as permitted by law, including but not limited to Section
28(e) of the Securities Exchange Act of 1934, and in so
doing shall not be required to make any reduction in its
investment advisory fees.  Columbia Acorn hereby authorizes
any entity or person associated with Columbia WAM that is
a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section
11(a) of the Securities Exchange Act of 1934 and Rule
11a2-2(T) thereunder.  Columbia Acorn hereby consents to
the retention by such entity or person of compensation for
such transactions in accordance with Rule 11a-2(T)(a)(iv).
       Columbia WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders
on behalf of other clients of Columbia WAM (as well as
clients of other investment advisers affiliated with Columbia
WAM, in the event that Columbia WAM and such affiliated
investment advisers share common trading facilities).  In
such event, Columbia WAM (or Columbia WAM and its affiliated advisers, as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.
	(iv)  Compliance.  Columbia WAM acknowledges the
importance that the Board and its compliance committee place on full legal and regulatory compliance by CMG, Columbia WAM, and all other Columbia Acorn service providers and their
personnel (collectively, "Providers") and agrees to (i) fully cooperate with the Board, the compliance committee and the
Chief Compliance Officer of Columbia Acorn with all inquiries by Columbia Acorn concerning such compliance by the Providers and (ii) proactively communicate with the Board, the compliance committee and the Chief Compliance Officer of Columbia Acorn concerning material compliance matters and any instance of legal or regulatory non-compliance by the Providers of which Columbia WAM is aware and that Columbia WAM deems to be material.  Such cooperation and communication by Columbia WAM will be done after receipt of an inquiry or upon learning of any such legal or regulatory non-compliance.
       (b)	Reports and Information.  Columbia WAM shall
furnish to the Board periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board or the officers of Columbia Acorn may reasonably request.  Columbia Acorn shall furnish or
otherwise make available to Columbia WAM such copies of
financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund as Columbia WAM may, at any time or from time to time,
reasonably require in order to discharge its obligations
under this agreement.
       (c)	Customers of Financial Institutions.  It is
understood that Columbia WAM may, but shall not be obligated to, make payments from its own resources to financial
institutions (which may include banks, broker-dealers, recordkeepers, administrators and others) that provide, either directly or through agents, administrative and other services with respect to shareholders who are customers of such institutions, including establishing shareholder accounts, assisting Columbia Acorn's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Funds may request.
       (d)	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, Columbia WAM
agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for Columbia Acorn are the property of Columbia Acorn and to surrender promptly to Columbia Acorn any of such records upon Columbia Acorn's request; provided that Columbia WAM may at its own expense make and retain copies of any such records. Columbia WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records
required to be maintained by Rule 31a-1 under the 1940
Act.
       (e)	Status of Columbia WAM.  Columbia WAM shall
for all purposes herein be deemed to be an independent
contractor and not an agent of Columbia Acorn and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Columbia Acorn in any way.  Columbia
WAM agrees to notify the Trust promptly of any change in the identity of Columbia WAM's general partner.
       3.	Administrative Services.  Columbia WAM shall
supervise the business and affairs of Columbia Acorn and
each Fund and shall provide such services and facilities as
may be required for effective administration of Columbia Acorn and the Funds as are not provided by employees or other agents engaged by Columbia Acorn; provided that Columbia WAM shall not have any obligation to provide under this agreement any
such services which are the subject of a separate agreement
or arrangement between Columbia Acorn and Columbia WAM, any affiliate of Columbia WAM, or any third party administrator.
       4.	Use of Affiliated Companies and Subcontractors.
In connection with the services to be provided by Columbia
WAM under this agreement, Columbia WAM may, to the extent
it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its
affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Columbia WAM, provided that Columbia WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement.
All costs and expenses associated with services provided by
any such third parties shall be borne by Columbia WAM or
such parties.
       5.	Expenses to be Paid by Columbia Acorn.
Except as otherwise provided in this agreement or any other contract to which Columbia Acorn is a party, Columbia Acorn shall pay all expenses incidental to its organization,
operations and business, including, without limitation:
(a)	all charges of depositories, custodians, sub-custodians
and other agencies for the safekeeping and servicing of its
cash, securities and other property and of its transfer
agents and registrars and its dividend disbursing and
redemption agents, if any;
(b)	all charges of its administrator, if any;
(c)	all charges of legal counsel and of independent
auditors;
(d)	all compensation of trustees other than those
affiliated with Columbia WAM or Columbia Acorn's administrator, if any, and all expenses incurred in connection with their
services to Columbia Acorn;
(e)	all expenses of preparing, printing and distributing
notices, proxy solicitation materials and reports to
shareholders of the Funds;
(f)	all expenses of meetings of shareholders of the Funds;
(g)	all expenses of registering and maintaining the
registration of Columbia Acorn under the 1940 Act and of
shares of the Funds under the 1933 Act, including all expenses of preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940
Act and 1933 Act, and of supplying each then existing shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;
(h)	all costs of borrowing money;
(i)	all expenses of publication of notices and reports to
shareholders and to governmental bodies or regulatory agencies;
(j)	all taxes and fees payable to federal, state or other
governmental agencies, domestic or foreign, and all stamp or other taxes;
(k)	all expenses of printing and mailing certificates for
shares of a Fund;
(l)	all expenses of bond and insurance coverage required
by law or deemed advisable by the Board;
(m)	all expenses of qualifying and maintaining qualification
of, or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of registration and qualification of Columbia Acorn under any other laws
applicable to Columbia Acorn or its business activities;
(n)	all fees, dues and other expenses related to membership
of Columbia Acorn in any trade association or other investment company organization; and
(o)	any extraordinary expenses.
       In addition to the payment of expenses, Columbia Acorn
shall also pay all brokers' commissions and other charges
relating to the purchase and sale of portfolio securities for each Fund.
       6.	Allocation of Expenses Paid by Columbia Acorn.
Any expenses paid by Columbia Acorn that are attributable solely to the organization, operation or business of a Fund or Funds shall be paid solely out of the assets of that Fund or Funds. Any expense paid by Columbia Acorn that is not solely attributable to a Fund or Funds, nor solely to any other series of Columbia Acorn, shall be apportioned in such manner as Columbia Acorn or Columbia Acorn's administrator determines is fair and appropriate, or as otherwise specified by the Board.
       7.	Expenses to be Paid by Columbia WAM.  Columbia WAM
shall furnish to Columbia Acorn, at Columbia WAM's own expense, office space and all necessary office facilities, equipment and personnel required to provide its services pursuant to this agreement. Columbia WAM shall also assume and pay all expenses of placement of securities orders and related bookkeeping.
       8.	Compensation of Columbia WAM.  For the services
to be rendered and the expenses to be assumed and to be paid by Columbia WAM under this agreement, Columbia Acorn on behalf of the respective Funds shall pay to Columbia WAM fees accrued daily and paid monthly at the annual rates (as a percentage of the
Fund's net assets) shown below:
       Columbia Acorn Fund
Assets
Rate of Fee
Up to $700 million
0.740%
$700 million to $2 billion
0.690%
$2 billion to $6 billion
0.640%
$6 billion and over
0.630%

       Columbia Acorn International
Assets
Rate of Fee
Up to $100 million
1.190%
$100 million to $500 million
0.940%
$500 million and over
0.740%

       Columbia Acorn USA
Assets
Rate of Fee
Up to $200 million
0.940%
$200 million to $500 million
0.890%
$500 million to $2 billion
0.840%
$2 billion to $3 billion
0.800%
$3 billion and over
0.700%

       Columbia Acorn Select
Assets
Rate of Fee
Up to $700 million
0.850%
$700 million to $2 billion
0.800%
$2 billion to $3 billion
0.750%
$3 billion and over
0.700%

       Columbia Acorn International Select
                      All Assets	0.940%
       Columbia Thermostat Fund
                      All Assets	0.100%
The fees attributable to each Fund shall be a 	separate
charge to such Fund and shall be the several (and not
joint or joint and several) obligation of each such Fund.
       9.	Services of Columbia WAM Not Exclusive.
The services of Columbia WAM to Columbia Acorn under this
agreement are not exclusive, and Columbia WAM shall be free
to render similar services to others so long as its services under this agreement are not impaired by such other activities.
The principal investment management focus and responsibilities of Columbia WAM's portfolio managers and analysts will be
dedicated to Columbia Acorn and Wanger Advisors Trust.
       10.	Services Other Than as Adviser.  Within the
limits permitted by law, Columbia WAM or an affiliate of
Columbia WAM may receive compensation from Columbia Acorn for other services performed by it for Columbia Acorn which are not within the scope of the duties of Columbia WAM under this agreement, including the provision of brokerage services.
       11.	Standard of Care.  To the extent permitted by
applicable law, neither Columbia WAM nor any of its partners, officers, agents, employees or affiliates shall be liable to
Columbia Acorn or its shareholders for any loss suffered by
Columbia Acorn or its shareholders as a result of any error
of judgment, or any loss arising out of any investment, or
as a consequence of any other act or omission of Columbia
WAM or any of its affiliates in the performance of Columbia
WAM's duties under this agreement, except for liability
resulting from willful misfeasance, bad faith or gross
negligence on the part of Columbia WAM or such affiliate, or by reason of reckless disregard by Columbia WAM or such
affiliate of the obligations and duties of Columbia
WAM under this agreement.
       12.	Effective Date, Duration and Renewal.
This agreement shall become effective on August 1, 2006.
Unless terminated as provided in Section 13, this agreement
shall continue in effect as to a Fund until July 31,
2007 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a)
by a majority of those trustees who are not interested persons of Columbia Acorn or of Columbia WAM, voting in person at a
meeting called for the purpose of voting on such approval,
and (b) by either the Board or vote of the holders of a
"majority of the outstanding shares" of that Fund (which term as used throughout this agreement shall be construed in
accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42)
of the 1940 Act).
       13.	Termination.  This agreement may be terminated
as to a Fund at any time, without payment of any penalty, by the Board, or by a vote of the holders of a majority of the outstanding shares of that Fund, upon 60 days' written notice to Columbia WAM.  This agreement may be terminated by Columbia
WAM at any time upon 60 days' written notice to Columbia Acorn.
This agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).
14.	Amendment.  This agreement may be amended in
accordance with the 1940 Act.
       15.	Non-Liability of Trustees and Shareholders.
A copy of the declaration of trust of Columbia Acorn is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of Columbia Acorn by its officers as officers and not individually. All obligations of Columbia Acorn hereunder shall be binding only upon the assets of Columbia Acorn (or the appropriate Fund)
and shall not be binding upon any trustee, officer, employee, agent or shareholder of Columbia Acorn.  Neither the authorization of any action by the trustees or shareholders of Columbia Acorn nor the execution of this agreement on behalf of Columbia Acorn shall impose any liability upon any trustee, officer or shareholder of Columbia Acorn.
       16.	Use of Manager's Name.  Columbia Acorn may use
the name "Columbia" or any other name derived from the name "Columbia" only for so long as this agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall remain affiliated with CMG and shall have succeeded to the business of Columbia WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Columbia Acorn will
(by amendment of its agreement and declaration of trust if necessary) cease to use any name derived from the name "Columbia" or otherwise connected with Columbia WAM, or with any organization that shall have succeeded to Columbia WAM's business as investment adviser.
       17.	Notices.  Any notice, demand, change of address or
other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):
If to Columbia
WAM:
Columbia Wanger Asset Management, L.P.
Attention:  Bruce H. Lauer
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Telephone:  312 634-9200
Facsimile:  312 634-0016
with a copy to:

If to Columbia
Acorn:
Columbia Acorn Trust
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Telephone:  312 634-9200
Facsimile:  312 634-1919
with a copy to:
Bell, Boyd & Lloyd LLC
Attention:  Cameron S. Avery
70 West Madison Street, Suite 3100
Chicago, Illinois 60602
Telephone:  312/372-1121
Facsimile:  312/827-8000

       All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).
       18.	Governing Law.  This agreement shall be
construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.





Dated as of August 1, 2006


COLUMBIA ACORN TRUST


By	/s/ Charles P. McQuaid
	Charles P. McQuaid


COLUMBIA WANGER ASSET MANAGEMENT, L.P.

By	WAM Acquisition GP, Inc.
Its	General Partner


By	/s/ Bruce H. Lauer
	Bruce H. Lauer
8

7
396902/D/5 2/26/07 11:26 AM
Exhibit 77Q1(e)
396902/D/5 2/26/07 11:26 AM